Exhibit 99.1

AiRWA Inc. Announces $15.69 Million Common Stock Registered Direct Priced At Market Close

Smyrna, Delaware, Dec. 19, 2025 (GLOBE NEWSWIRE) -- AiRWA Inc. (Nasdaq: YYAI) (the “Company”), a technology licensing company developing a next-generation RWA-focused exchange for the trading of tokenized U.S. equities, today announced that it has entered into securities purchase agreements with investors for the purchase and sale of 15,382,378 shares of common stock at a purchase price of $1.02 per share, pursuant to a registered direct offering, resulting in gross proceeds of approximately $15.69 million, before deducting placement agent commissions and other offering expenses. The closing of the offering is expected to occur on or about December 22, 2025, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds for the furtherance of a previously announced joint venture, for corporate acquisitions (although we do not currently have any definitive plans to acquire any specific entities or assets) and for working capital and other general corporate purposes.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-284188) which became effective on June 11, 2025. The offering is made only by means of a prospectus which is part of the effective registration statement. A prospectus supplement and the accompanying prospectus relating to the registered direct offering will be filed with the Securities and Exchange Commission (the “SEC”) and will be available on the SEC’s website located at http://www.sec.gov. Additionally, electronic copies of the prospectus supplement and the accompanying prospectus may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About YYAI

AiRWA Inc. (Nasdaq: YYAI), through its majority-owned subsidiary, Yuanyu Enterprise Management Co., Limited, owns advanced patents and proprietary technology licensed to partners worldwide, enabling localized digital matchmaking and other technology solutions. The company is also active in the Web3 space, driving innovation in digital finance through AiRWA Exchange, which will focus on the tokenization of real-world assets (RWA), particularly tokenized U.S. stocks.

YYAI Contact Information

Email: info@yuanyuenterprise.com

Website: www.yuanyuenterprise.com

Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on current plans, estimates, and expectations, and involve inherent risks and uncertainties. Actual results may differ materially due to various factors, including:

●	volatility related to the Company’s relatively low public float;

●	the effects of prior acquisitions and divestitures on current and future business operations;

●	strategic and operational uncertainties;

●	risks associated with potential litigation, financing transactions, or acquisitions;

●	macroeconomic, competitive, legal, regulatory, tax, and geopolitical factors; and

●	other risks detailed in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended April 30, 2025.

Forward-looking statements speak only as of the date they are made. Neither the Company nor any other person undertakes to update any forward-looking statements, except as required by law.